EXHIBIT 10.5

TNP STRATEGIC RETAIL TRUST, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

TNP STRATEGIC RETAIL TRUST, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN
ARTICLE 1
PURPOSE
     1.1. PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of TNP Strategic Retail Trust, Inc. (the “Company”) or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.
     1.2. ELIGIBILITY. Independent Directors of the Company who are Eligible Participants shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
     2.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     “Base Annual Retainer” means the annual retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.
     “Effective Date” of the Plan has the meaning set forth in Section 9.4 of the Plan.
     “Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.
     “Incentive Plan” means the TNP Strategic Retail Trust, Inc. 2009 Incentive Plan, or any subsequent equity compensation plan approved by the Board and designated as the Incentive Plan for purposes of this Plan.
     “Meeting Fees” has the meaning set forth in Section 5.3 of the Plan.
     “Plan” means this TNP Strategic Retail Trust, Inc. Independent Directors Compensation Plan, as amended from time to time.

     “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.
     “Supplemental Annual Retainer” means the annual retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair of the Audit Committee of the Board, as such amount may be changed from time to time.
ARTICLE 3
ADMINISTRATION
     3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.
     3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
     3.3. INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s Charter, bylaws, contract or Maryland law.

ARTICLE 4
SHARES
     4.1. SOURCE OF SHARES FOR THE PLAN. The Options, shares of stock or other equity that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Options, shares of stock or other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of the Options or stock described herein.
ARTICLE 5
RETAINERS, MEETING FEES AND EXPENSES
     5.1. BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.1. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $30,000. The Base Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting. A pro rata Base Annual Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Independent Director during the Plan Year. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Base Annual Retainer be paid later than March 15 of the year following the year to which such installment relates.
     5.2. AUDIT COMMITTEE CHAIRPERSON SUPPLEMENTAL ANNUAL RETAINER. The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable in such form as shall be elected by such chairperson in accordance with Section 6.1 and payable at the same times as installments of the Base Annual Cash Retainer are paid. In no event shall any installment of the Supplemental Annual Cash Retainer be paid later than March 15 of the year following the year to which such retainer relates. The amount of the Supplemental Annual Retainer for the chairperson of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $10,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board.

     5.3. MEETING FEES. Each Independent Director shall be paid meeting fees for attending meetings of the Board or its committees (“Meeting Fees”) payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.2. The amount of the Meeting Fees shall be established from time to time by the Board. Until changed by the Board, the Meeting Fee for attending a meeting of the Board in person shall be $2,500, or $1,000 for participation in a telephonic meeting of the Board provided that minutes are kept at such telephonic meeting. Until changed by the Board, the Meeting Fee for attending a meeting of a committee of the Board in person shall be $2,000, or $1,000 for participation in a telephonic meeting of a committee of the Board provided that minutes are kept at such telephonic meeting. If an Independent Director attends a Board meeting and a committee meeting on a single day, he or she shall only receive a Meeting Fee for the Board meeting attended. For purposes of this provision, casual or unscheduled conferences among directors shall not constitute an official meeting. Meeting Fees shall be payable on the date of the applicable meeting to which they relate.
     5.4. TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or chairperson of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.4 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.4 shall not be subject to liquidation or exchange for another benefit.
ARTICLE 6
ALTERNATIVE FORMS OF PAYMENT FOR BASE ANNUAL RETAINER,
SUPPLEMENTAL ANNUAL RETAINER AND MEETING FEES
     6.1. PAYMENT OF BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER. At the election of each Eligible Participant, the Base Annual Retainer or the Supplemental Annual Retainer for a given Plan Year shall be either (i) payable in cash in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting, or (ii) subject to share availability under the Incentive Plan, payable by a grant on the day an installment of the Base Annual Retainer or Supplemental Annual Retainer is normally paid (the “Stock Grant Date”) of that number of shares of Stock determined by dividing the Base Annual Retainer or Supplemental Annual Retainer installment otherwise payable by the Fair Market Value per share of Stock on the Stock Grant Date (rounded up to the nearest whole share). Any shares of Stock granted under the Plan as the Base Annual Retainer or Supplemental Annual Retainer under clause (ii) above will be 100% vested and nonforfeitable as of the Stock Grant Date, and the Eligible Participant receiving such shares of Stock (or his or her custodian, if any) will have immediate rights of ownership in the shares of Stock, including the right to vote the shares of Stock and the right to receive dividends or other distributions thereon.
     6.2. PAYMENT OF MEETING FEES. At the election of each Eligible Participant, the Meeting Fees to be earned during a Plan Year by such Eligible Participant shall be either (i) payable in cash at each meeting date or such other date(s) on which such fees are normally paid, or (ii) subject to share availability under the Incentive Plan, payable by a grant on the day following each meeting date (the “Meeting Fee Stock Grant Date”) of that number of shares of Stock determined by dividing the Meeting Fees otherwise payable on the meeting date by the Fair Market Value per share of Stock on the Meeting Fee Stock Grant Date (rounded up to the nearest whole share). Any shares of Stock granted under the Plan as Meeting Fees under clause (ii) above will be 100% vested and nonforfeitable as of the Meeting Fee Stock Grant Date, and the Eligible Participant receiving such shares of Stock (or his or her custodian, if any) will have immediate rights of ownership in the shares of Stock, including the right to vote the shares of Stock and the right to receive dividends or other distributions thereon.
     6.3. TIMING AND MANNER OF PAYMENT ELECTION. Each Eligible Participant shall elect the form of payment desired for his or her Base Annual Retainer, Supplemental Annual Retainer (if applicable) and Meeting Fees for a Plan Year by delivering a valid election form in such form as the Board or the plan administrator shall prescribe (the “Election Form”) to the Board or the plan administrator prior to the beginning of such Plan Year, which will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Eligible Participant’s Election Form. The Election Form signed by the Eligible Participant prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, an Eligible Participant may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If an Eligible Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, or if there are insufficient shares of Stock in the Incentive Plan, the Base Annual Retainer, Supplemental Annual Retainer (if applicable) and Meeting Fees will be paid in cash.
ARTICLE 7
EQUITY COMPENSATION
     7.1. INITIAL OPTION GRANT. Subject to share availability under the Incentive Plan, each Independent Director shall receive on the first date he or she is initially elected or appointed to the Board, an Option to purchase 10,000 shares of Stock. Notwithstanding the foregoing, each Independent Director elected or appointed to the Board prior to the date that the Company raises a minimum of $2,000,000 of subscription proceeds in the Company’s initial public offering (the “Minimum Offering Date”) and who remains an Independent Director as of the Minimum Offering Date shall receive such initial Option grant on the Minimum Offering Date.
     7.2. SUBSEQUENT OPTION GRANT. Subject to share availability under the Incentive Plan, upon subsequent re-election of the Independent Director to the Board, such director shall receive an Option to purchase 5,000 shares of Stock.

     7.3. LIMITATION ON OPTION GRANTS. Notwithstanding anything herein to the contrary, no Option shall be granted pursuant to Section 7.1 or Section 7.2 on a given date if, as a result of such grant, the total number of Shares subject to Options outstanding as of such date would exceed 10% of the number of Shares outstanding as of such date. In such event, the grant of such Options shall be delayed until such time as the grant would not violate the provisions of this Section 7.3 (the “Delayed Grant Date”). The grant of the delayed Options shall be subject to the approval of the Board and shall be limited to Independent Directors who (a) otherwise would have received a grant on the original date under Section 7.1 or 7.2, and (b) remain Independent Directors as of the Delayed Grant Date. For all purposes, the grant date of the delayed Option shall be the Delayed Grant Date and not the original date provided in Section 7.1 or Section 7.2.
     7.4. TERMS AND CONDITIONS OF OPTIONS. Options granted under this Article 7 shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described below and of the Incentive Plan.
     (i) EXERCISE PRICE. The exercise price per share under an Option shall be determined by the Board, provided that the exercise price for any Option shall not be less than the Fair Market Value on the Grant Date of the Option.
     (ii) OPTION TERM. Subject to earlier termination as provided herein or in the Award Certificate, the Option shall expire on the tenth anniversary of the Grant Date.
     (iii) VESTING. Each Option granted pursuant to this Article 7 shall, unless earlier terminated as provided herein or in the Award Certificate, vest and become exercisable as to one-third (1/3) of the shares on the Grant Date and as to one-third (1/3) of the shares on each of the first two (2) anniversaries of the Grant Date. Notwithstanding the foregoing, all Options granted under this Article 7 shall become fully vested and exercisable on the earlier occurrence of (i) the termination of the optionee’s service as a director of the Company due to his or her death or Disability, or (ii) a Change in Control of the Company. If the optionee’s service as a director of the Company (whether or not in an Independent Director capacity) terminates other than as described in clause (i) of the foregoing sentence, then the optionee shall forfeit all of his or her right, title and interest in and to any unvested Options as of the date of such termination from the Board.
     (iv) RESTRICTIONS ON TRANSFER. The limitations on transfer provision of the Incentive Plan shall apply with respect to equity awards outstanding or to be granted pursuant to this Plan.

ARTICLE 8
AMENDMENT, MODIFICATION AND TERMINATION
     8.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.
ARTICLE 9
GENERAL PROVISIONS
     9.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to Options or other equity awards outstanding or to be granted pursuant to this Plan.
     9.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
     9.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.
     9.4. EFFECTIVE DATE. The Plan was originally adopted by the Board on April 14, 2009 and shall be effective as of the date that the Incentive Plan is approved by both the Board and the stockholders of the Company (the “Effective Date”).
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     The foregoing is hereby acknowledged as being the TNP Strategic Retail Trust, Inc. Independent Directors Compensation Plan as adopted by the Board.

TNP STRATEGIC RETAIL TRUST, INC.
By: